SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported):
May 23, 2005

Central Parking Corporation

(Exact name of Registrant as specified in its charter)

Tennessee	001-13950	62-1052916

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2401 21st Avenue South, Suite 200, Nashville, TN 37212

(Address of principal executive offices)

(615) 297-4255

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers.

     Central Parking Corporation today announced that the Company’s Board of Directors has approved the promotion of V. Jeffrey (Jeff) Heavrin (age 43) to Senior Vice President and Chief Financial Officer, effective June 1, 2005. In connection with the promotion, the Company and Mr. Heavrin amended his employment agreement to reflect his new position. The amendment provides for a base salary of $265,000 and a bonus target equal to $75,000. The amendment also provides that if within 24 months following a “Change in Control,” Mr. Heavrin is terminated without cause or he terminates his employment for “Good Reason,” Mr. Heavrin is entitled to (i) a lump sum payment equal to 3 times his base salary and target bonus and (ii) a continuation of benefits for 3 years.

     A press release dated May 23, 2005 is attached to this Report as Exhibit 99.1.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Number	Exhibit
99.1	Press Release dated May 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Parking Corporation
/s/ Benjamin F. Parrish, Jr.
Benjamin F. Parrish, Jr.
Senior Vice President and General Counsel

Date: May 23, 2005

Exhibit Index

Exhibit No.
99.1	Press release dated May 23, 2005.